UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2009

City National Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Plaza
555 S. Flower Street, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

(213) 673-9500
(Registrant’s Telephone Number, Including Area Code)

City National Center, 400 N. Roxbury Street, Beverly Hills, California 90210
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On August 12, 2009, pursuant to subscription agreements dated August 11, 2009, City National Bank (the “Bank”) completed the sale of $130 million in subordinated notes (the “subordinated notes”) of which $55 million were floating rate subordinated notes (the “subordinated floating rate notes”) and $75 million were fixed rate subordinated notes (the “subordinated fixed rate notes”). The subordinated notes qualify as Tier 2 capital pursuant to applicable regulations of the Office of the Comptroller of the Currency (“OCC”). The subordinated fixed rate notes bear a fixed interest rate of 9%, mature on August 12, 2019 and are not redeemable prior to maturity. The subordinated floating rate notes bear a fixed interest rate of 9% for the initial five years from the date of issuance and thereafter bear an interest rate equal to the three-month LIBOR rate, reset quarterly, plus 6%, subject to an interest rate cap of 10% throughout the term of the notes. The subordinated floating rate notes mature on August 12, 2019, and no prepayment may be made prior to the fifth anniversary of the date of issuance. On and after the fifth anniversary of the date of issuance, the subordinated floating rate notes may be redeemed, in whole or in part, by the Bank at its option for an amount equal to 100% of the principal amount of notes called plus accrued but unpaid interest thereon, if any, to the relevant redemption date, subject to any prior approval requirements of the OCC.

     An event of default under the subordinated notes will occur, and the payment of principal of the subordinated notes may be accelerated, in the case of (1) non-payment of the interest and/or principal when due after a 15-day grace period and (2) certain insolvency events involving the Bank.

     The subordinated notes were offered and sold pursuant to the abbreviated securities registration procedures of the OCC set forth in 12 C.F.R. Section 16.6 and pursuant to an exemption from registration with the Securities and Exchange Commission under Section 3(a)(2) of the Securities Act of 1933, as amended. The subordinated floating rate notes were sold to one institutional accredited investor and the subordinated fixed rate notes were sold to a group of affiliated institutional accredited investors.

     The Bank intends to use a portion of such net proceeds for general corporate purposes in the ordinary course of its banking business. In addition, the Bank intends to pay (by dividend or as a partial redemption of capital) a portion of the proceeds to City National Corporation (the “Corporation”), which will, subject to regulatory approval, be used along with other funds to repurchase the preferred securities and the warrant sold by the Corporation to the U.S. Department of Treasury under its Capital Purchase Program.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

August 17, 2009	/s/ Michael B. Cahill
Michael B. Cahill Executive Vice President, Corporate Secretary and General Counsel (Authorized Officer)